January 31, 2006

Benjamin C. Croxton
Chief Executive Officer
World Energy Solutions
3900 31st Street North
St. Petersburg, FL 33714

RE: Engagement Letter

Dear Ben,

     I very much look forward to working with you to explore and expand sales for your company.

     This letter agreement (this "Agreement") confirms our mutual understanding and sets forth the terms upon which Thomas E. Kurk ("Consultant") will provide consulting services to World Energy Solutions, Inc. ("World Energy Solutions" or the "Company").

     1. Services, Scope of Work, Term.

          (a) Services. The Company hereby retains Consultant to advise it in identifying potential new or additional sources or strategies to seek new or additional markets and other related business development activities. Consultant will make efforts to provide introductions, negotiations and act as a liaison to groups or parties Consultant makes known to World Energy Solutions. Consultant's intention is to expand World Energy Solutions' sales through a variety of new or additional relationships and teaming agreements. Consultant is dependent on World Energy Solutions' cooperation and assistance throughout the process. World Energy Solutions agrees to assist Consultant in a supportive timely manner. All of the aforementioned activities shall comprise the "Services" offered by Consultant to the Company.

          (b) Consultant will need to create a modest due diligence report and or summary during the course of the process. This summary will include but not limited to a review of previous federal / state contracts for the past 3 years, bonding related issues, etc.

          (c) It is understood any information that is shared is of a confidential nature and will only be shared with appropriate parties. Consultant agrees that no Company confidential information will be provided to any third party unless such party has first executed the Company's confidentiality agreement.

          (d) The  Company   hereby   acknowledges   and  agrees  that  despite
     Consultant's performance of the Services, such results may not be available on terms acceptable to the Company or at all. Consultant does not imply or guarantee in any manner results of his efforts.

          (e) Term. The term of this Agreement shall commence on the execution date of this Agreement and may be terminated by either party at any time. However, any compensation due to Consultant from efforts he is responsible for leading to and otherwise obtained from Consultant's introductions shall continue as agreed upon by the Company.

     2. Compensation.

     Compensation. As consideration for Consultant's efforts and performance of the Services hereunder, the Company shall tender to Consultant a consulting fee consisting of 100,000 shares of Principal's common stock to be registered with the United States Securities and Exchange Commission on Form S-8. The parties also may agree that on individual projects it is advisable to compensate Consultant on a flat-fee basis. Consultant will be paid a reasonable amount for services rendered, and the Parties must agree, in writing, to the terms, conditions, and amounts relating to any engagement on a flat-fee basis.

     3. Independent Contractor Arrangement. The Parties agree that this Agreement creates only an independent contractor relationship between them and that the Company does not retain control as to the mean, manner or method in which

          o Consultant performs the Services under this Agreement. Nothing in this Agreement shall be deemed to create the relationship of partnership, joint venture or that of an employer and employee. Furthermore, the Parties acknowledge that Consultant may provide other services to persons and entities during his relationship with the Company as consistent with the terms and provisions hereof.

          o It is further understood by the Parties that Consultant, as an independent contractor, is responsible for all local, state and federal taxes applicable to compensation hereunder and that the Company is not responsible for any employment, Social Security or related taxes or contributions relating to Consultant's Services or compensation under this Agreement.

          o As an independent contractor, Consultant acknowledges and agrees that he is not entitled to any employee or fringe benefits normally afforded to employees of the Company, and he specifically waives any claim of rights or benefits, whether present or future, relating to any fringe benefits, employee programs or plans, retirement plans, workers' compensation, or other benefits that may be normally afforded to employees of the Company.

     4. Authority. In his capacity as an independent contractor, under this Agreement, Consultant acknowledges that he shall not have any power or authority to enter into any contract, undertaking, agreement for or on behalf of the Company or to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Company or to bind the Company in any manner whatsoever.

     5. Miscellaneous.

          o Assignment. The Company may assign this Agreement and the obligations of Consultant hereunder to the fullest extent authorized by law. Due to the personal service nature of Consultant's obligations, Consultant may not assign this Agreement, except the assignment of any right to receive compensation or other payment. Subject to the restrictions in this Section, this Agreement shall also be binding upon and benefit the Parties hereto and their respective heirs, successors, or assigns.

          o Accuracy of Information. The Company with the other signatories hereto acknowledges and agrees that they are solely responsible for the accuracy and completeness of all information and representations concerning its operations and financial information. The Company together with the signatories understands that Consultant is neither obligated nor compensated to undertake any independent verification and assumes no responsibility for accuracy or completeness of such information. The Company with the other signatories agrees that they will indemnify and hold harmless Consultant against all losses, claims, liabilities, damages, and expenses regarding the services Consultant performs on behalf of the Company.

          o Legality and Severability. The Parties covenant and agree that the provisions contained herein are reasonable and are not known or believed to be in violation of any federal, state, or local law, rule or regulation. In the event a court of competent jurisdiction finds any provision herein to be illegal or unenforceable, the Parties agree that such court shall modify said provision(s) to make said provision(s) valid and enforceable. The provision(s) of this Agreement are sever- able, and any illegal or unenforceable provision(s), or any modification by any court, shall not affect the remainder of this Agreement, which shall continue at all times to be valid and enforceable.

          o Entire Agreement; Modification. This Agreement constitutes the entire understanding between the Parties regarding the subject matters addressed herein. This Agreement can only be modified in writing signed by both Parties.

               1) Notices. All notices and other communications to any Party under this Agreement shall be in writing (including facsimile transmissions or similar writing) and shall be given to such Party at its address or facsimile number set forth below or such other address or facsimile number as such Party may hereafter specify for the purpose of notice to the other Party:

               2) If to the  Company:

                    Benjamin C. Croxton
                    CEO World Energy  Solutions
                    3900 31st Street North
                    St. Petersburg, FL 33714
                    (Fax) 727-499-7413

                  If to Consultant:

                    Thomas E. Kurk
                    2229 Bancroft Place, NW, Suite 401,
                    Washington, DC 20008,
                    (Fax) 202-986-2381

               3) Each such notice or other communication shall be effective (i) if given by mail, 72 hours after such notice or communication is deposited in the mail with first class postage prepaid and addressed as set forth above; or (ii) if given by other means, when delivered at the address specified above or received via facsimile at the number listed above.

     In order to evidence our mutual agreement with the contents of this letter, please sign below in the space indicated. Please contact me with any questions. I look forward to your response.

Sincerely,
/s/ Thomas E. Kurk
-------------------------------------
Thomas E. Kurk

World Energy Solutions, Inc.

/s/ Benjamin C. Croxton
-------------------------------------
Benjamin C. Croxton, CEO
Date: January 31, 2006